                                                                     EXHIBIT 23b

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the  incorporation  by  reference in the  Registration  Statements
(Forms S-8 No. 33-28045,  33-65140,  333-28395 and 333-57873)  pertaining to the
1988  Incentive  and  Non-Qualified  Stock Option Plan,  as amended and the 1988
Joint  Incentive  and  Non-Qualified  Stock  Option  Plan,  as amended of United
Capital  Corp.  of our report  dated  February  14,  2001,  with  respect to the consolidated  balance  sheet of United  Capital  Corp.  and  subsidiaries  as of
December  31,  2000,  and  the  related   consolidated   statements  of  income,
stockholders'  equity  and cash  flows for each of the two  years in the  period ended  December 31, 2000  included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP

New York, NY
March 8, 2002